Blockchain Holdings, LLC

A California Corporation

Financial Statements and Report of Independent Registered Accounting Firm

As of August 23, 2018 and for the Period from February 5, 2018 (Inception) through August 23, 2018

Blockchain Holdings, LLC

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Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blockchain Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Blockchain Holdings, LLC (the “Company”) as of August 23, 2018, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period February 5, 2018 (Inception) through August 23, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 23, 2018, and the results of its operations and its cash flows for the period February 5, 2018 (Inception) through August 23, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2018

Lakewood, CO

December 26, 2018

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BLOCKCHAIN HOLDINGS, LLC

BALANCE SHEET

As of August 23, 2018

As of
August 23, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$9,615
Total Current Assets	9,615

TOTAL ASSETS	$9,615

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities	$-
Non-Current Liabilities	-
Total Liabilities	-

Members' Equity	9,615

TOTAL LIABILITIES AND MEMBERS' EQUITY	$9,615

See Report of Independent Registered Accounting Firm and accompanying notes, which are an integral part of these financial statements.

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BLOCKCHAIN HOLDINGS, LLC

STATEMENT OF OPERATIONS

For the Period from February 5, 2018 (Inception) Through August 23, 2018

Period from February 5, 2018 (inception) Through August 23, 2018

Revenues:
Equipment sales - related party	$150,104
Consulting and management fee revenue - related party	18,954
Equipment sales	72,020
Consulting and management fee revenue	44,380
Mining commission revenue	19,892
Total Revenue	305,350

Cost of goods sold - related party	(156,371)
Cost of goods sold	(74,901)
Total Cost of Goods Sold	(231,272)

Gross Margin	74,078

Operating Expenses:
Sales and marketing	31,945
General and administrative	5,968
Total Operating Expenses	37,913

Income from operations	36,165

Other Income and Expense
Impairment of long-lived assets	(26,550)
Total Other Income / (Expense)	(26,550)

Net Income	$9,615

See Report of Independent Registered Accounting Firm and accompanying notes, which are an integral part of these financial statements.

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BLOCKCHAIN HOLDINGS, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the Period from February 5, 2018 (Inception) Through August 23, 2018

Period from February 5, 2018 (inception) Through August 23, 2018

Cash Flows from Operating Activities
Net Loss	$9,615
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Impairment of long-lived assets	26,550
Net Cash Provided by Operating Activities	36,165

Cash Flows from Investing Activities
Purchase of property and equipment	(26,550)
Net Cash Used in Investing Activities	(26,550)

Cash Flows from Financing Activities
Net Cash Provided by Financing Activities	-

Net Change In Cash	9,615

Cash at Beginning of Period	-
Cash at End of Period	$9,615

See Report of Independent Registered Accounting Firm and accompanying notes, which are an integral part of these financial statements.

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BLOCKCHAIN HOLDINGS, LLC

STATEMENT OF CASH FLOWS

For the Period from February 5, 2018 (Inception) Through August 23, 2018

Members’
Equity

Balance, February 5, 2018 (Inception)	$-

Net income	9,615
Balance, August 23, 2018	$9,615

See Report of Independent Registered Accounting Firm and accompanying notes, which are an integral part of these financial statements.

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BLOCKCHAIN HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of August 23, 2018 and for the period from February 5, 2018 (Inception) Through August 23, 2018

NOTE 1: ORGANIZATION AND NATURE OF OPERATIONS

BLOCKCHAIN HOLDINGS, LLC (the “Company”) was incorporated as a limited liability company in the State of California on February 5, 2018.

On August 23, 2018, the Company entered into a Bill of Sale and Assignment and Assumption Agreement with Blockchain Holdings Capital Ventures, Inc. (“BHCV”) pursuant to which BHCV purchased all of the assets of the Company, which are used in the business of sourcing of blockchain mining equipment from various suppliers for their customers and also providing management of the equipment hosted, mining pools and tech work on such equipment. BHCV issued 300,000,000 shares of its common stock, par value $.0001 to the members of the Company in exchange for the Company’s assets.

The members subsequently dissolved the Company on September 11, 2018.

Business description

Blockchain Holdings, LLC was in the business of sourcing of blockchain mining equipment from various suppliers for their customers and also providing management of the equipment hosted, mining pools and tech work on such equipment.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company maintains the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of August 23, 2018, the Company’s cash balances did not exceed federally insured limits.

Property and Equipment

Property and equipment with an original cost in excess of $1,000 and having a useful life over one year is recorded at cost when purchased. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of assets.

In accordance with ASC Topic 360, the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset.

The Company purchased coin mining equipment for $26,550 in early 2018 and determined that the fair market value of such equipment decreased significantly and recognized impairment expense of $26,550 during the period from February 5, 2018 (Inception) through August 23, 2018.

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BLOCKCHAIN HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of August 23, 2018 and for the period from February 5, 2018 (Inception) Through August 23, 2018

As of August 23, 2018, the Company had $0 of property and equipment, net of $26,550 of impairment.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities inactive markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue under ASC 606, using the following five-step model, which requires that we: (1) identify a contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations and (5) recognize revenue as performance obligations are satisfied. The Company’s revenue streams historically consisted of three components:

1.	Equipment sales – The Company purchases and resells equipment, recognizing the equipment’s original costs and costs to deliver such to the customer as costs of goods sold.
2.	Consulting and management fees – These fees consist of various services provided to companies entering the blockchain space and range from equipment setup to facility management to general consulting.
3.	Coin mining commissions – On an ongoing basis, the Company collects a 5% commission on coins processed by its management clients.

While the operating company generated early revenue from the aforementioned sources, the Company has shifted its focus to finding, building, vetting and acquiring assets to support computing demands including the blockchain space and is not currently pursuing operations that historically have generated revenue. There can be no assurances that these efforts will generate future revenue.

Income Taxes

The Company is a limited liability company and is not subject to income tax in any jurisdiction. Since the Company is a pass-through entity, the company holds no income tax positions, as the members are personally responsible for business-related income taxes.

The Company follows ASC 740-10-50 to account for uncertainty in income taxes. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with ASC 740, Accounting for Income Taxes. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The Company held no uncertain tax positions as of August 23, 2018.

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BLOCKCHAIN HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of August 23, 2018 and for the period from February 5, 2018 (Inception) Through August 23, 2018

NOTE 3: GOING CONCERN

As shown in the accompanying financial statements as of August 23, 2018, the Company had $9,615 of cash and generated net income of $9,615. However, as the Company’s revenue history has been limited and unstable, there can be no assurances of future revenues.

In light of these factors, the Company is dependent on financing from outside parties, and management intends to pursue outside capital through debt and equity vehicles. There is no assurance that these efforts will materialize or be successful or sufficient to fund operations and meet obligations as they come due.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’ EQUITY

The Company’s outstanding membership interests consisted entirely of two entities – Wannemacher, Inc. and Omnivance Advisors, LLC.

NOTE 5: RELATED PARTY TRANSACTIONS

Equipment sales revenue during the period from February 5, 2018 (Inception) through August 23, 2018 included $2,391 to one of the members.

During the period from February 5, 2018 (Inception) through August 23, 2018, the Company paid $10,441 of commissions to its members. These commissions are included in sales and marketing expense on the statement of operations.

As of August 23, 2018, the Company was not indebted to any related parties.

NOTE 6: CONCENTRATIONS, COMMITMENTS AND CONTINGENCIES

During the period from February 5, 2018 (Inception) through August 23, 2018, the Company identified the following concentrations among its customers, which it deems significant:

Concentration
Customer	February 5, 2018 (Inception) through August 23, 2018
Customer A	52%
Customer B	33%
Customer C	3%

The Company has identified no material commitments and contingencies through the date of these financial statements.

NOTE 7: SUBSEQUENT EVENTS

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

As of December 20, 2018, the date these financial statements were available to be issued, management determined there were no other events requiring adjustment to or additional disclosure in the financial statements.

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